UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2018

SYSOREX, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55924	68-0319458
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2355 Dulles Corner Boulevard, Suite 600 Herndon, Virginia	20171
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 680-7412

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Separation-Related Agreements

As previously disclosed, on August 7, 2018, Sysorex, Inc. (the “Company”)entered into a Separation and Distribution Agreement (the “Spin-off Agreement”) with Inpixon, pursuant to which the IT solutions and professional services business would be transferred to the Company and the indoor positioning analytics business would be transferred to Inpixon (the “Separation”) and Inpixon would distribute all of the outstanding common stock of the Company to Inpixon stockholders of record (including holders of Inpixon’s Series 4 Convertible Preferred Stock) and certain holders of Inpixon’s outstanding warrants as of the close of business on August 21, 2018 (the “Distribution”). Pursuant to Amendment No. 1 to the Spin-off Agreement, which is described below, the Distribution was effective at 4:01 p.m., Eastern Time, on August 31, 2018 (the “Effective Date”). As a result of the Distribution, the Company is now an independent public company. The Company expects its common stock to begin “regular-way” trading on the OTC Markets under the symbol “SYSX” beginning on or around September 4, 2018.

In connection with the Separation and Distribution, on the Effective Date the Company entered into several agreements with Inpixon that govern the relationship of the parties following the Distribution, including the following:

●	a Transition Services Agreement;

●	a Tax Matters Agreement;

●	an Employee Matters Agreement; and

●	an Assignment and Assumption Agreement.

A summary of the Spin-off Agreement, the Transition Services Agreement, the Tax Matters Agreement and the Employee Matters Agreement can be found in the Company’s information statement, dated August 17, 2018 (the “Information Statement”), which is included as Exhibit 99.1 to this Form 8-K, under the section titled “Relationship with Inpixon Following Separation and Distribution.” These summaries are incorporated by reference into this Item 1.01. The descriptions of the Spin-off Agreement, the Transition Services Agreement, the Tax Matters Agreement and the Employee Matters Agreement set forth under this Item 1.01 are qualified in their entirety by reference to the complete terms of those agreements, which are included as Exhibits 2.1, 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01. The Assignment and Assumption Agreement is included as Exhibit 10.4 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01. Through the Assignment and Assumption Agreement, the Company and Inpixon assigned to each other, as applicable, the Sysorex Assets and the Inpixon Assets and assumed, as applicable, the Sysorex Liabilities and the Inpixon Liabilities.

In addition, prior to and in connection with the Separation, Inpixon contributed $2 million in existing cash to Sysorex for working capital needs and other general corporate purposes including the satisfaction of certain outstanding payables.

Amendment No. 1 to Separation and Distribution Agreement

On the Effective Date, the Company and Inpixon executed Amendment No. 1 to Separation and Distribution Agreement changing the definition of “Effective Time” from 12:01 a.m., Eastern standard time, on the Distribution Date (as defined in the Spin-off Agreement) to 4:01 p.m., Eastern standard time, on the Distribution Date.

The description of Amendment No. 1 to Separation and Distribution Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms of that agreement, which is included as Exhibit 10.5 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Payplant Client Agreement

On the Effective Date, the Company and Sysorex Government Services, Inc., the Company’s wholly-owned subsidiary (“SGS” and together with the Company, the “Debtors”), entered into the Payplant Client Agreement (the “Agreement”) with Payplant LLC (“Payplant”). Pursuant to the Agreement, Payplant may purchase from the Debtors, in Payplant’s sole and absolute discretion, Eligible Receivables, as that term is defined in the Agreement. Both the Debtors and Payplant have the right to terminate the Agreement at any time and for any reason. If Payplant agrees to purchase an Eligible Receivable, it will advance to the Debtors 80% of the amount of the Eligible Receivable, less sales discounts. Payplant also earns Discount Fees, defined in the Agreement as fees paid to and earned by Payplant for purchased receivables. Discount Fees are based on the Discount Rate, which is 1.5% per 30 days, and are earned based on the number of days over which the purchased receivables are paid. In the event that the issuer of an invoice (i) subsequently returns purchased goods to the Debtors for credit; (ii) becomes entitled to or claims a credit adjustment against its invoice payment obligation; (iii) disputes the amount owed under a purchased receivable or attempts to set off any other amount that the Debtors may owe to the invoice issuer against the invoice issuer’s payment obligation; or (iv) if the Debtors subsequently reissue an invoice with respect to a purchased receivable after the receivable has been sold to Payplant, the Debtors must pay to Payplant, within 3 business days, the full amount of (y) the credit adjustment made or claimed by the invoice issuer against its invoice payment obligation, or, if applicable, (z) the face value of the purchased receivable for which a substitute or corrected invoice has been issued. Alternatively, Payplant may set off any amounts owed by the Debtors against any amounts then or thereafter due to the Debtors. As security for their obligations under the Agreement, the Debtors have granted to Payplant a security interest in the Client Collateral, as that term is defined in the Agreement.

The description of the Payplant Client Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms of that agreement, which is included as Exhibit 10.6 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Amendment 1 to Payplant Client Agreement dated August 14, 2017

On the Effective Date, Inpixon, the Company, SGS and Payplant executed Amendment 1 to Payplant Client Agreement (the “Amendment”). The Amendment amends the Payplant Client Agreement, dated August 14, 2017 (the “Original Agreement”). Pursuant to the Amendment, the Company and SGS are no longer parties to the Original Agreement and have been released from any and all obligations and liabilities arising under the Original Agreement, whether such obligations and liabilities were in existence prior to or on the date of the Amendment or arise after the date of the Amendment.

This summary is qualified in its entirety by reference to Amendment 1 to Payplant Client Agreement which is included as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Trademark License Agreement

On the Effective Date, the Company entered into a Trademark License Agreement (the “License Agreement”) with Sysorex Consulting, Inc. for use of the mark “Sysorex.” A. Salam Qureishi, Mr. Nadir Ali’s father-in-law and a member of his household, is the majority owner and the chief executive officer of Sysorex Consulting, Inc. The term of the License Agreement is perpetual. As consideration for the license, the Company issued 1,000,000 shares of its common stock to Sysorex Consulting, Inc. and has agreed to issue to Sysorex Consulting, Inc. 250,000 shares of its common stock on each anniversary of the Effective Date until the License Agreement is terminated. The number of shares of common stock that will be issued in the future is subject to adjustment for changes in the outstanding shares of the Company’s common stock as a result of stock dividends, stock splits, reverse stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations or liquidations. The License Agreement may be terminated as a result of a breach of the License Agreement by the Company that remains uncured; the bankruptcy of the Company; the discontinuance of the Company’s business or a change in the Company’s name so that the word “Sysorex” is no longer used in the name or on the Company’s products or services; the license is attached, assigned or transferred; or there is a Change of Control of the Company, as defined in the License Agreement.

This summary is qualified in its entirety by reference to the Trademark License Agreement which is included as Exhibit 10.8 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by this Item 2.03, the information included under the heading “Payplant Client Agreement” included at Item 1.01 is incorporated herein by this reference.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by this Item 3.02, the information included under the heading “Trademark License Agreement” included at Item 1.01 is incorporated herein by this reference. The Company relied on Section 4(a)(2) of the Securities Act of 1933, as amended, to issue the common stock, inasmuch as the transaction was between the Company and Sysorex Consulting, Inc. and the Company did not engage in any form of general solicitation or general advertising relating to the issuance of the common stock Following the issuance of the common stock to Sysorex Consulting, Inc., the Company will have 29,208,310 shares of common stock outstanding. In addition, in connection with the distribution, 7,331,803 shares of common stock are reserved for issuance from treasury to the holders of certain warrants issued by Inpixon who will be entitled to receive shares of the Company’s common stock if the warrants are exercised, and 3,194,120 shares of common stock are reserved for issuance to certain holders of Inpixon securities from treasury that are subject to beneficial ownership restrictions in connection with the distribution.

Item 5.01	Changes in Control of Registrant.

To the extent required by this Item 5.01, the information included under the heading “Separation-Related Agreements” included at Item 1.01 is incorporated herein by this reference. As a result of the Distribution, on the Effective Date Inpixon, prior to the Distribution the Company’s parent and sole stockholder, ceased to be a stockholder of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation and Appointment of Officers

In connection with the Distribution, on the Effective Date Nadir Ali and Wendy Loundermon resigned as the Company’s Chief Executive Officer and the Vice President of Finance, respectively. On the Effective Date the following individuals were appointed to the positions set forth in the table below:

Name	Age	Position

Zaman Khan	49	Chief Executive Officer
Vincent Loiacono	58	Chief Financial Officer, Treasurer, Secretary

Zaman Khan

Prior to his appointment as the Company’s Chief Executive Officer, Mr. Khan was appointed to serve as the President of SGS on January 18, 2017 and was appointed as the Company’s President on July 26, 2018. Mr. Khan possesses a strong background in technology startups, international business development, strategic operations, contract administration, and organizational leadership. From 1997 until he joined Sysorex, Mr. Khan was the Executive Vice President at Intelligent Decisions, Inc. where he was responsible for leadership in business development, strategic programs, professional services, contracts management and new business capture. During his tenure, Intelligent Decisions, Inc. experienced a growth in revenue from $20 million in 1997 to $548 million in 2014. Mr. Khan’s management experience encompasses marketing, operations, capture management, service delivery, finance, financial modeling and administration.

Vincent Loiacono

Prior to his appointment as the Company’s Chief Financial Officer, Mr. Loiacono was appointed to serve as Chief Financial Officer of SGS on March 12, 2018. Mr. Loiacono has over 30 years of financial and accounting experience and a strong and diverse background in telecommunication and technology startups, M&A activities and strategic operations. Prior to joining SGS, from 2015 through February 2018, Mr. Loiacono provided consulting and performed tax service projects, primarily in residential real estate, commercial banking and SEC reporting. From 2014 to 2015, Mr. Loiacono served as VP Finance, Operations and Analytic at Intelligent Decisions where he led an effort to sell its cyber security division, secure private equity funding and develop a plan to enhance the company’s operating efficiencies and achieve cash preservation. From 2008 to 2012, Mr. Loiacono served as Chief Financial Officer of TerreStar Networks where he was responsible for scaling its business, providing strategic oversight of the development of its satellite phone and the launch of its commercial satellite. From 2005 to 2008, Mr. Loiacono was the Senior Vice President and Principal Financial Officer at WorldSpace Radio Satellite Radio where he led the effort to raise $220 million in its initial public offering and was instrumental in the buildout of its international markets.

There are no family relationships between any of the individuals who serve as members of our board of directors (the “Board”) and our executive officers.

Appointment of Directors

In connection with the Distribution, on the Effective Date Nadir Ali and Zaman Khan continued as directors on the Board, positions Messrs. Ali and Khan have held since March 2013 and July 2018, respectively.

Transactions with Directors

Other than the employment agreement entered into between Mr. Khan and the Company, discussed below, and the Trademark License Agreement entered into between the Company and Sysorex Consulting, Inc., discussed at Item 1.01, there have been no transactions, and there are no transactions currently proposed, between the Company and either Mr. Ali or Mr. Khan that are required to be disclosed under Item 404(a) of Regulation S-K.

Adoption of Compensation and Benefit Plans

In connection with the Distribution, on July 30, 2018 Inpixon, the Company’s sole stockholder on that date, and the Board, approved the Sysorex, Inc. 2018 Equity Incentive Plan (the “Plan”) pursuant to which the Company may issue up to 8,000,000 shares of its common stock which number will be automatically increased on the first day of each quarter, beginning on January 1, 2019 and for each quarter thereafter, by a number of shares of common stock equal to the least of (i) 1,000,000 shares, (ii) 10% of the shares of common stock issued and outstanding on that date, or (iii) a lesser number of shares that may be determined by the Board. The Plan will be administered by a Committee, as defined in the Plan. The Plan provides for the granting of (i) options to purchase shares of the Company’s common stock in the form of incentive stock options or nonqualified options, (ii) stock appreciation rights (SARs) in the form of tandem SARs or free-standing SARs, (iii) share awards in the form of bonus shares, restricted shares or restricted share units, (iv) performance units and (v) cash-based awards. Participants in the Plan include officers, Non-Employee Directors (as defined in the Plan), employees, consultants, agents and independent contractors, and persons expected to become officers, Non-Employee Directors, employees, consultants, agents, and independent contractors of the Company and its subsidiaries as the Committee in its sole discretion may select from time to time. The purpose of the Plan is to (x) to align the interests of the Company’s stockholders and the recipients of awards under the Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (y) to advance the Company’s interests by attracting and retaining directors, officers, employees and other service providers and (z) to motivate such persons to act in the long-term best interests of the Company and its stockholders. Awards may be granted from the Plan as of the Effective Date.

Employment Agreement with Zaman Khan

In connection with the Distribution, on the Effective Date the Company entered into an Amended and Restated Employment Agreement with Zaman Khan, pursuant to which Mr. Khan will act as the Chief Executive Officer for the Company and as the President of SGS. The term of the agreement is 24 months. Mr. Khan will be paid an annual salary of $300,000 a year for his services (the “Kahn Base Salary”). In addition to the Khan Base Salary, Mr. Khan will receive a quarterly incentive bonus in the amount of $50,000 and is eligible to participate in any executive bonus pools, discretionary performance bonuses (based on targets or other performance objectives) or deferred compensation plans that the Company may establish in its sole discretion. Mr. Khan will also receive medical, dental, and vision insurance coverage for him, his spouse and his children, to the same extent and on the same terms and conditions that such coverage is provided to other senior management employees of the Company, and may participate in the Company’s 401(k) plan to the same extent and on the same terms and conditions that other senior management employees of the Company are permitted to participate. Mr. Khan will be entitled to three weeks paid vacation per year and paid sick days to the same extent and on the same terms and conditions that the Company provides to its other senior management employees.

The Company may, in its sole discretion, terminate the agreement, including for Just Cause, as defined in the agreement. Mr. Kahn may resign from his employment as a result of a material diminution of his duties, responsibilities, authority, and position with both the Company and SGS, or a material reduction in his compensation and benefits, or if he ceases to hold the position of Chief Executive Officer at the Company after a Change of Control, as defined in the agreement (each a “Khan Termination Event”). If the Company terminates the agreement without Just Cause or within 24 months following a Change of Control, or if Mr. Khan resigns his position as a result of a Termination Event, the Company must: (i) continue to pay to Mr. Khan the Khan Base Salary, subject to customary payroll practices and withholdings, for six months or for 12 months if he was employed for more than 24 months after the Effective Date (subject to and conditioned upon Mr. Khan signing a full general release of any and all known and unknown claims against the Company, SGS and their related parties) (the “Khan Severance Payment”); (ii) within 45 days of termination or resignation, pay to Mr. Khan 100% of the value of any accrued but unpaid bonus that he otherwise would have received; (iii) pay to Mr. Khan the value of any accrued but unpaid vacation time; (iv) pay to Mr. Khan any unreimbursed business expenses and travel expenses that are reimbursable under the agreement; (v) pay an amount equal to the Company's monthly COBRA premium in effect on the date of termination for the number of months applicable to the Khan Severance Payment; and (vi) to the extent required under the terms of any benefit plan the vested portion of any benefit under such plan. If the Company terminates the agreement for Just Cause, Mr. Khan will receive only that portion of the Khan Base Salary, accrued but unused vacation pay, and unreimbursed business expenses, that has been earned or have been incurred through the date of termination and, to the extent required under the terms of any benefit plan, the vested portion of any benefit under such plan. Mr. Khan’s employment will be terminated immediately upon (i) his Disability, as defined in the agreement, for a period exceeding 3 months in any twelve 12 month period, or (ii) his death. If Mr. Khan’s employment is terminated due to Disability or death, the Company will be required to pay to him or his estate, unrelated to any amounts that he may receive pursuant to any short-term and long-term disability plans or life insurance plans, the Khan Base Salary and accrued but unpaid vacation pay earned through the date of termination, unreimbursed business expenses and to the extent required under the terms of any benefit plan, the vested portion of any benefit under such plan.

Mr. Khan has agreed to certain confidentiality, non-compete and non-solicitation provisions and the Company has agreed to indemnify Mr. Khan for acts undertaken in the course of his service so long as (i) he acted in good faith and in a manner he believed to be in, or not opposed to, the best interests of the Company and SGS, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful, and (ii) his conduct did not constitute gross negligence or willful or wanton misconduct.

Employment Agreement with Vincent Loiacono

In connection with the Distribution, on the Effective Date the Company entered into an Employment Agreement with Vincent Loiacono, pursuant to which Mr. Loiacono will act as the Chief Financial Officer for the Company and SGS. Mr. Loiacono will be paid an annual salary of $175,000 a year for his services (the “Loiacono Base Salary”). In addition to the Loiacono Base Salary, Mr. Loiacono will receive a quarterly incentive bonus in the amount of $15,000 and is eligible to participate in any executive bonus pools, discretionary performance bonuses (based on targets or other performance objectives) or deferred compensation plans that the Company may establish in its sole discretion. Mr. Loiacono will also receive medical, dental, and vision insurance coverage for him, his spouse and his children, to the same extent, and on the same terms and conditions that such coverage is provided to other senior management employees of the Company, and may participate in the Company’s 401(k) plan to the same extent and on the same terms and conditions that other senior management employees of the Company are permitted to participate. Mr. Loiacono will be entitled to three weeks paid vacation per year and paid sick days to the same extent and on the same terms and conditions as the Company provides to its other senior management employees.

The Company may, in its sole discretion, terminate the agreement, including for Just Cause, as defined in the agreement. Mr. Loiacono may resign from his employment as a result of a material diminution of his duties, responsibilities, authority, and position with both the Company and SGS, or a material reduction in his compensation and benefits, or if he ceases to hold the position of Chief Financial Officer at the Company after a Change of Control, as defined in the agreement (each a “Loiacono Termination Event”). If the Company terminates the agreement without Just Cause or within 24 months following a Change of Control, or if Mr. Loiacono resigns his position as a result of a Termination Event, the Company must: (i) continue to pay to Mr. Loiacono the Loiacono Base Salary, subject to customary payroll practices and withholdings, for one month for every 3 months of employment after the Effective Date up to a maximum of 6 months (subject to and conditioned upon Mr. Loiacono signing a full general release of any and all known and unknown claims against the Company, SGS and their related parties) (the “Loiacono Severance Payment”); (ii) within 45 days of termination or resignation, pay to Mr. Loiacono 100% of the value of any accrued but unpaid bonus that he otherwise would have received; (iii) pay to Mr. Loiacono the value of any accrued but unpaid vacation time; (iv) pay to Mr. Loiacono any unreimbursed business expenses and travel expenses that are reimbursable under the agreement; (v) pay an amount equal to the Company's monthly COBRA premium in effect on the date of termination for the number of months applicable to the Loiacono Severance Payment; and (vi) to the extent required under the terms of any benefit plan the vested portion of any benefit under such plan. If the Company terminates the agreement for Just Cause, Mr. Loiacono will receive only that portion of the Loiacono Base Salary, accrued but unused vacation pay, and unreimbursed business expenses, that has been earned or have been incurred through the date of termination and, to the extent required under the terms of any benefit plan, the vested portion of any benefit under such plan. Mr. Loiacono’s employment will be terminated immediately upon (i) his Disability, as defined in the agreement, for a period exceeding 3 months in any twelve 12 month period, or (ii) his death. If Mr. Loiacono’s employment is terminated due to Disability or death, the Company will be required to pay to him or his estate, unrelated to any amounts that he may receive pursuant to any short-term and long-term disability plans or life insurance plans, the Loiacono Base Salary and accrued but unpaid vacation pay earned through the date of termination, unreimbursed business expenses and to the extent required under the terms of any benefit plan, the vested portion of any benefit under such plan.

Mr. Loiacono has agreed to certain confidentiality, non-compete and non-solicitation provisions and the Company has agreed to indemnify Mr. Loiacono for acts undertaken in the course of his service so long as (i) he acted in good faith and in a manner he believed to be in, or not opposed to, the best interests of the Company and SGS, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful, and (ii) his conduct did not constitute gross negligence or willful or wanton misconduct.

The descriptions of the Plan and the employment agreements entered into between the Company and Mr. Khan and Mr. Loiacono set forth under this Item 5.02 are qualified in their entirety by reference to the complete terms of those agreements, which are included as Exhibits 10.9, 10.10 and 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Assignment of Employment Agreement with Soumya Das

On the Effective Date, the Company assigned to Inpixon the Employment Agreement, dated November 7, 2016, between the Company and Soumya Das. Mr. Das provides the services of Chief Marketing Officer and Chief Operating Officer to Inpixon.

Item 5.05	Amendments to the Registrants Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Distribution, the Board adopted a Code of Business Conduct and Ethics. A copy of the Company’s Code of Business Conduct and Ethics is available on the Company’s website at www.sysorex.com.

Item 7.01	Regulation FD Disclosure.

On September 4, 2018, the Company issued a press release announcing the completion of the Distribution and the start of the Company’s operations as an independent company. A copy of the press release is attached hereto as Exhibit 99.2.

Exhibit 99.2 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

2.1	Separation and Distribution Agreement dated August 7, 2018 between Inpixon and Sysorex, Inc.
10.1	Transition Services Agreement dated August 31, 2018 between Inpixon and Sysorex, Inc.
10.2	Tax Matters Agreement dated August 31, 2018 between Inpixon and Sysorex, Inc.
10.3	Employee Matters Agreement dated August 31, 2018 between Inpixon and Sysorex, Inc.
10.4	Assignment and Assumption Agreement dated August 31, 2018 between members of the Inpixon Group and members of the Sysorex Group.
10.5	Amendment No. 1 to Separation and Distribution Agreement dated August 31, 2018 between Inpixon and Sysorex, Inc.
10.6	Payplant Client Agreement dated August 31, 2018 among Sysorex, Inc. Sysorex Government Services, Inc. and Payplant LLC
10.7	Amendment 1 to Payplant Client Agreement dated August 14, 2017 among Inpixon, Sysorex, Inc., Sysorex Government Services and Payplant LLC
10.8	Trademark License Agreement dated August 31, 2018 between the Company and Sysorex Consulting, Inc. (4)
10.9	Sysorex, Inc. 2018 Equity Incentive Plan
10.10	Employment Agreement dated August 31, 2018 between the Company and Sysorex Government Services, Inc. and Zaman Khan
10.11	Employment Agreement dated August 31, 2018 between the Company and Sysorex Government Services, Inc. and Vincent Loiacono
99.1	Sysorex, Inc. Information Statement dated August 17, 2018
99.2	Press release issued September 4, 2018

EXHIBIT INDEX

Exhibit No.	Description

2.1	Separation and Distribution Agreement dated August 7, 2018 between Inpixon and Sysorex, Inc.(1)
10.1	Transition Services Agreement dated August 31, 2018 between Inpixon and Sysorex, Inc. (4)
10.2	Tax Matters Agreement dated August 31, 2018 between Inpixon and Sysorex, Inc. (4)
10.3	Employee Matters Agreement dated August 31, 2018 between Inpixon and Sysorex, Inc. (4)
10.4	Assignment and Assumption Agreement dated August 31, 2018 between members of the Inpixon Group and members of the Sysorex Group. (4)
10.5	Amendment No. 1 to Separation and Distribution Agreement dated August 31, 2018 between Inpixon and Sysorex, Inc. (4)
10.6	Payplant Client Agreement dated August 31, 2018 among Sysorex, Inc. Sysorex Government Services, Inc. and Payplant LLC (4)
10.7	Amendment 1 to Payplant Client Agreement dated August 14, 2017 among Inpixon, Sysorex, Inc., Sysorex Government Services and Payplant LLC (4)
10.8	Trademark License Agreement dated August 31, 2018 between the Company and Sysorex Consulting, Inc. (4)
10.9	Sysorex, Inc. 2018 Equity Incentive Plan (2)
10.10	Employment Agreement dated August 31, 2018 between the Company and Sysorex Government Services, Inc. and Zaman Khan (4)
10.11	Employment Agreement dated August 31, 2018 between the Company and Sysorex Government Services, Inc. and Vincent Loiacono (4)
99.1	Sysorex, Inc. Information Statement dated August 17, 2018 (3)
99.2	Press release issued September 4, 2018 (5)

(1) Incorporated by reference to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 filed by Inpixon with the Securities and Exchange Commission on August 13, 2018.

(2) Incorporated by reference to the registration statement on Form 10 filed by the Company with the Securities and Exchange Commission on August 13, 2018.

(3) Incorporated by reference to the Form 8-K filed by the Company with the Securities and Exchange Commission on August 17, 2018.

(4) Filed herewith.

(5) Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSOREX, INC.

Date: September 4, 2018	By:	/s/ Zaman Khan
	Name:	Zaman Khan
	Title:	Chief Executive Officer